AMENDMENT TO THE BRAZOS MUTUAL
FUNDS’ CUSTODY, FUND ACCOUNTING, FUND ADMINISTRATION AND TRANSFER AGENT SERVICING AGREEMENTS

THIS AMENDMENT dated as of this 10th day of February, 2006, to the Custody Agreement, dated as of October 1, 2002, the Fund Accounting Servicing Agreement dated as of  August 1, 2005, the Fund Administration Servicing Agreement dated October 1, 2002, as amended November 12, 2003 and the Transfer Agent Servicing Agreement dated as of November 25, 2002, respectively, (the “Agreements”), is entered by and among Brazos Mutual Funds, a Delaware business trust (the “Trust”), U.S. Bank, N.A., a national banking association (the “Custodian”) and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company (“USBFS”).

Effective January 1, 2006, the fee schedules of the Agreements are hereby superseded and replaced with the respective fee schedules attached hereto.  Except to the extent amended hereby, the Agreements shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

BRAZOS MUTUAL FUNDS	U.S BANCORP FUND SERVICES, LLC

By: /s/ Benjamin C. Bell, Jr.	By: /s/ Joe D. Redwine

Name: Benjamin C. Bell, Jr.	Name: Joe D. Redwine

Title: CFO / Treasurer	Title: President

U. S. BANK, N.A.

By: /s/ Joe D. Redwine

Name: Joe D. Redwine

Title: Senior Vice President

Exhibit D
 to the
 Custody Agreement

Brazos Mutual Funds DOMESTIC CUSTODY SERVICES FEE SCHEDULE Effective 1-1-06 through 12-31-06

Annual Fee Based Upon Market Value Per Fund*
_____ basis point

Portfolio Transaction Fees
$_____ per disbursement (waived if U.S. Bancorp is Administrator)
$_____ per US Bank repurchase agreement transaction
$_____ per book entry security (depository or Federal Reserve system) and non-US Bank repurchase agrmt
$_____ per portfolio transaction processed through our New York custodian definitive security (physical)
$_____ per principal paydown
$_____ per option/future contract written, exercised or expired
$_____ per Cedel/Euroclear transaction
$_____ per mutual fund trade
$_____ per Fed Wire
$_____ per margin variation Fed wire
$_____ per short sale
$_____ per segregated account per year

ReportSource - $_____ /month – Web reporting

• A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender or exchange.
• No charge for the initial conversion free receipt.
• Overdrafts – charged to the account at _____ interest rate plus _____.
• Plus out-of-pocket expenses, and extraordinary expenses based upon complexity, including items such as shipping fees or transfer fees.

Fees are billed monthly.

Exhibit B
to the
the Fund Accounting Servicing Agreement

BRAZOS MUTUAL FUNDS FUND ACCOUNTING SERVICES FEE SCHEDULE Effective 1-1-06 through 12-31-06

Brazos Micro Cap Fund 3 classes*
$_____ for the first $_____
_____ basis point on the next $_____
_____ basis point on the balance

Brazos Small Cap Fund 3 classes*
$_____ for the first $_____
_____ basis points on the next $_____
_____ basis point on the balance

Brazos Mid Cap Fund 2 classes*
$_____ for the first $_____
_____ basis points on the next $_____
_____ basis point on the balance

Brazos Growth Fund 3 classes*
$_____ for the first $_____
_____ basis points on the next $_____
_____ basis point on the balance

Fees are billed monthly.
* Annual fee
.

Multiple Classes*
_____% increase per additional class regarding minimums has been reduced. _____% increase per additional class will remain in effect for basis point fees.

Master/Feeder Funds*
Priced separately.

Multiple Manager Funds*
Additional base fee:
$_____ per manager/sub-advisor per fund

Conversion and extraordinary services quoted separately.

NOTE – All schedules subject to change depending upon the use of derivatives – options, futures, short sales, etc.

All fees are billed monthly plus out-of-pocket expenses, including pricing, corporate action, and factor services:
• $_____ Domestic and Canadian Equities
• $_____ Options
• $_____ Corp/Gov/Agency Bonds
• $_____ CMO's
• $_____ International Equities and Bonds
• $_____ Municipal Bonds
• $_____ Money Market Instruments
• $_____ /fund/month - Mutual Fund Pricing
• $_____ /equity Security/Month Corporate Actions
• $_____ /month Manual Security Pricing (>10/day)
• Factor Services (BondBuyer)
• $_____ /CMO/month
• $_____ /Mortgage Backed/month
• $_____ /month Minimum Per Fund Group

ReportSource - $_____ /month – Web reporting

Exhibit B
to the
Fund Administration Servicing Agreement

BRAZOS MUTUAL FUNDS FUND ADMINISTRATION & COMPLIANCE SERVICES FEE SCHEDULE Effective 1-1-06 through 12-31-06

Domestic Funds

Annual Fee Based Upon Market Value Per Fund*
♦ _____ basis points on the first $_____ million
♦ _____ basis points on the next $_____ million
♦ _____ basis points on the balance
♦ Minimum annual fee:  $_____ per fund portfolio

International Funds

Annual Fee Based Upon Market Value Per Fund*
_____ basis points on the first $_____ million
_____ basis points on the next $_____ million
_____ basis points on the next $_____ million
_____ basis points on the balance
Minimum annual fee:  $_____ per fund portfolio

Conversion and extraordinary services quoted separately.

* All expenses relating to a US Bancorp Fund Services Fund Administrator attending board meetings in person will be billed as an out of pocket expense to the funds.

Fees are billed monthly.

Annual Legal Administration – Add the following for legal administration services in support of external legal counsel:
• _____ basis point at each level
• $_____ additional minimum
• (Waived)

Daily Performance Reporting (Pre-& Post-Tax)
• Performance Service - $_____/CUSIP/Month
• Setup - $_____/CUSIP
• Conversion – quoted separately
• FTP Delivery - $_____ per FTP site
• (Waived)

Daily Compliance Services (Charles River)
• Base fee - $_____/fund/month
• _____ basis point on the fund assets
• (Waived)

ReportSource - $_____ /month – Web reporting

Plus out-of-pocket expenses, including but not limited to:

• Postage, Stationery
• Programming, Special Reports
• Proxies, Insurance
• EDGAR filing  - Approx. $_____/page
• Retention of records
• Federal and state regulatory filing fees
• Certain insurance premiums
• Expenses from board of directors meetings
• Auditing and legal expenses
• Blue Sky conversion expenses (if necessary)
• All other out-of-pocket expenses
• Systems charge of $_____ per quarter to be billed in March, June, September and December.

Exhibit B
to the
Transfer Agent Servicing Agreement
BRAZOS MUTUAL FUNDS TRANSFER AGENT & SHAREHOLDER SERVICES ANNUAL FEE SCHEDULE Effective 1-1-06 through 12-31-06
Service Charges to the Fund*
Annual Shareholder Account Fee (see minimum)
♦ No-Load  - $_____ /account
♦ Load Fund - $_____ /account
♦ NSCC - $_____ / account
♦ Closed Accounts - $_____ /account
Annual Minimum
♦ $_____ per no-load fund
♦ $_____ per class N
♦ $_____ per class B

Activity Charges
♦ Telephone Calls - $_____ /call
♦ E-mail Services
$_____ /month administration
$_____ /e-mail received
♦ Draft Check Processing - $_____ /draft
♦ AML New Account Service - $_____/new domestic accounts and $_____/new foreign account and $_____/s/h verification
♦ ACH/EFT Shareholder Services:
$_____ /month/fund group
$_____ /ACH item, setup, change
$_____ /correction, reversal

Out-of-pocket Costs - Including but not limited to:
♦ Telephone toll-free lines, call transfers, etc.
♦ Mailing, sorting and postage
♦ Stationery, envelopes
♦ Programming, special reports
♦ Insurance, record retention, microfilm/fiche
♦ Proxies, proxy services
♦ Lost shareholder search
♦ ACH fees
♦ NSCC charges
All other out-of-pocket expenses

Qualified Plan Fees (Billed to Investors)
♦ $_____ /qualified plan acct (Cap at $_____/SSN)
♦ $_____ /Coverdell ESA acct (Cap at $_____/SSN)
♦ $_____ /transfer to successor trustee
♦ $_____ /participant distribution (Excluding SWPs)
$_____ /refund of excess contribution
Shareholder Fees (Billed to Investors)
♦ $_____ /outgoing wire transfer
♦ $_____ /overnight delivery
♦ $_____ /telephone exchange
♦ $_____ /return check or ACH
♦ $_____ /stop payment
♦ $_____ /research request per account (Cap at $_____/request) (For requested items of the second calendar year [or previous] to the request)

Technology Charges
1.   Implementation Services
♦ First CUSIP - $_____ /first CUSIP
♦ Fund Setup - $_____ /additional CUSIP
♦ 800 Service - $_____ ATT transfer connect
♦ VRU Setup - $_____ /fund group
♦ NSCC Setup - $_____ /fund group
2.   Average Cost - $_____ /account/year
3.   File Transmissions – subject to requirements
4.   Selects - $_____ per select
5.   ReportSource - $_____ /month – Web reporting
6.   System Access –TALink, COLD, Image
♦ Setup -$_____ /concurrent connection each
♦ Service - $_____ /month each
7.  Physical Certificate Shares
♦ Setup - $_____ /fund
♦ Issue of Certificate - $_____ /certificate transaction
8.   Extraordinary services – charged as incurred
♦ Development/Programming - $_____ /hour
♦ Conversion of Records – Estimate to be provided
♦ Custom processing, re-processing